SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 14, 2006

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318 52-2181734 ------------------------------------- ------------------------------------ (Commission File Number) (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 1.01. Entry Into a Definitive Material Agreement.

Effective June 14, 2006, inVentiv Health, Inc. (the "Company") adopted the inVentiv Health, Inc. 2006 Long-Term Incentive Plan (the "Incentive Plan") upon approval of the Incentive Plan by stockholders at the Company's 2006 Annual Meeting of Stockholders.

The following description summarizes the principal features of the Incentive Plan, but is qualified in its entirety by reference to the full text of the Incentive Plan as set forth in Exhibit 10.21.

 Purpose. The purpose of the Incentive Plan is to assist the Company and its subsidiaries in attracting and retaining selected individuals to serve as directors, employees, consultants and advisors. The Board of Directors believes that such individuals will contribute to the Company’s success in achieving its long-term objectives, which will inure to the benefit of all shareholders of the Company, through the incentives inherent in the awards granted under the Incentive Plan. All directors, employees, consultants and advisors of the Company and its subsidiaries are eligible to receive awards under the Incentive Plan.

 Administration. The Incentive Plan will be administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee has the authority to interpret and construe all provisions of the Incentive Plan and to make all decisions and determinations relating to the operation of the Incentive Plan, including the authority and discretion to: (i) select the individuals to receive stock option grants or other awards; (ii) determine the time or times when stock option grants or other awards will be granted and will vest; and (iii) establish the terms and conditions upon which awards may be exercised.

Shares Subject to Plan. 2,817,696 shares of Common Stock are available for issuance under the Incentive Plan. Any shares subject to options or stock appreciation rights issued under the Incentive Plan will be counted against the shares available for issuance as one share for every share subject thereto. Any shares subject to awards other than options or stock appreciation rights will be counted against the shares available for issuance as one and one-half shares for every one share subject thereto.

If an award under the Incentive Plan or an award outstanding as of the date of this report under the Company's 1999 Stock Incentive Plan (the "Prior Plan") is forfeited, expires or is settled in cash, the subject shares shall again be available for grant under the Incentive Plan (such forfeited, expired or settled shares, “Recycled Shares”). To the extent that a share subject to an option or a stock appreciation right under the Incentive Plan or the Prior Plan becomes a Recycled Share, the Incentive Plan will be credited with one share. To the extent that a share subject to an award other than an option or a stock appreciation right under the Incentive Plan or the Prior Plan becomes a Recycled Share, the Incentive Plan will be credited with one and one-half shares. The following types of shares of Common Stock may not become again available for grant under the Incentive Plan: (i) shares subject to an option or stock appreciation right that expire at the conclusion of the applicable term without being exercised; (ii) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option or in satisfaction of any tax withholding obligation; (iii) shares repurchased by the Company with option proceeds; or (iv) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.

In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction (a “Recapitalization”), the maximum number of shares available for issuance under the Incentive Plan will be adjusted in such manner as the Compensation Committee determines to be appropriate.

Awards Under the Incentive Plan

The Incentive Plan provides for the following types of awards: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) performance awards (cash or stock).

Stock Options.

The Compensation Committee may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of the Common Stock within a specified time at a specified price. Two types of stock options may be granted under the Incentive Plan: incentive stock options, or “ISOs,” and nonstatutory options, or “NSOs.” Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price of an option cannot be less than the fair market value of a share of Common Stock at the time of grant. The expiration dates of options cannot be more than ten years after the date of the original grant. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of the Company’s shareholders (i) lower the exercise price of an option after it is granted, (ii) cancel an option in exchange for cash or another Award, or (iii) take any other action with respect to an option that may be treated as a repricing under the rules and regulations of The Nasdaq Stock Market.

Stock Appreciation Rights.

The Compensation Committee may grant stock appreciation rights under the Incentive Plan. A stock appreciation right entitles the holder upon exercise to receive an amount in cash, shares of Common Stock, other property, or a combination thereof (as determined by the Compensation Committee), computed by reference to appreciation in the value of the Common Stock. The grant price of a stock appreciation right cannot be less than the fair market value of a share of Common Stock at the time of grant. The expiration dates of stock appreciation rights cannot be more than ten years after the date of the original grant. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of the Company’s shareholders (i) lower the exercise price of a stock appreciation right after it is granted, (ii) cancel a stock appreciation right in exchange for cash or another Award, or (iii) take any other action with respect to a stock appreciation right that may be treated as a repricing under the rules and regulations of The Nasdaq Stock Market.

Restricted Stock.

The Compensation Committee may grant restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Compensation Committee shall determine in its discretion. Awards of restricted shares of Common Stock may be made in exchange for services or other lawful consideration. Generally, awards of restricted shares of Common Stock are subject to the requirement that the shares be forfeited to the Company unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a shareholder of the Company, including the right to vote the shares.

  Restricted Stock Units.

The Compensation Committee may grant units having a value equal to an identical number of shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Compensation Committee shall determine in its discretion. If the requirements specified by the Compensation Committee are met, the grantee of such units will receive shares of Common Stock, cash, other property, or any combination thereof, equal to the fair market value of the corresponding number of shares of Common Stock.

 Performance Awards.

The Compensation Committee may also make awards of performance shares, performance units or performance cash incentives subject to the satisfaction of specified performance criteria. Performance awards may be paid in shares of Common Stock, cash, other property, or any combination thereof. The performance criteria governing performance awards may based upon one or any combination of the following: net sales; revenue; revenue growth; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income; return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends) cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; or improvement in or attainment of expense levels or working capital levels; cash margins; and EBIT margins.

Limitations on Grants

  Subject to adjustment for a Recapitalization, no Incentive Plan participant may be granted (i) options or stock appreciation rights during any calendar year with respect to more than 1,000,000 shares of Common Stock or (ii) restricted stock, restricted stock units, or performance awards that are denominated in shares of Common Stock in any calendar year with respect to more than 500,000 shares of Common Stock (the “Limitations”). Additionally, the maximum dollar value payable to any participant in any 12-month period with respect to performance awards payable in cash is $10,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

General Provisions

Transfer of Awards

Awards may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, unless an Award Agreement permits a transfer to the participant’s spouse, children or grandchildren or trusts for the benefit of such persons, or for charitable donations.

Amendment; Termination

The Board of Directors may, from time to time, alter, amend, suspend or terminate the Incentive Plan. The Incentive Plan will expire in accordance with its terms on June 14, 2006. No grants may be made under the Incentive Plan following the date of termination or expiration, although grants made prior to that date will remain outstanding following the termination of the Incentive Plan until their scheduled expiration date.

Change of Control

Unless otherwise provided in an award agreement, in the event of a Change of Control (as defined in the Incentive Plan) in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award or restricted stock unit award, if a participant’s employment with such successor company (or a subsidiary thereof) terminates within six months following such Change of Control (or such other period set forth in the award agreement) and under circumstances specified in the award agreement, outstanding options and stock appreciation rights will become fully vested and restrictions and deferral limitations on restricted stock and restricted stock units will lapse and the restricted stock or restricted stock units will become fully vested. Unless otherwise provided in an award agreement, in the event of a Change of Control in which the successor company does not assume or substitute for an option, stock appreciation right, restricted stock award or restricted stock unit award, outstanding options and stock appreciation rights will become fully vested and restrictions and deferral limitations on restricted stock and restricted stock units will lapse and the restricted stock or restricted stock units will become fully vested.

Item 9.01 Financial Statements and Exhibits

(c) The following documents are filed as exhibits to this report:

10.21     inVentiv Health, Inc. 2006 Long-Term Incentive Plan

10.22 Form of Restricted Stock Award Agreement (Executive Officers)

10.23 Form of Stock Option Award Agreement (Executive Officers)

10.24 Form of Restricted Stock Award Agreement (Directors)

10.25 Form of Stock Option Award Agreement (Directors)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVENTIV HEALTH, INC.

By: /s/ John R. Emery -------------------------------------------- Date: June 19, 2006 Name: John R. Emery Title: Chief Financial Officer (Principal Accounting and Financial Officer)